Exhibit 99.1

PacBio Announces Third Quarter 2024 Financial Results

MENLO PARK, Calif., Nov. 07, 2024 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended September 30, 2024.

Third quarter results:

•	Revenue of $40.0 million compared with $55.7 million in the prior-year period.
•	Instrument revenue of $16.8 million compared with $34.7 million in the prior-year period. Instrument revenue in the third quarter of 2024 included 22 RevioTM sequencing systems.
•	Consumables revenue of $18.5 million compared with $16.9 million in the prior-year period.
•	Service and other revenue of $4.7 million compared with $4.1 million in the prior-year period.

Gross profit, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

Gross profit for the third quarter of 2024 was $10.0 million, which reflected a $3.2 million expense related to the amortization of acquired intangible assets, compared with $17.9 million for the third quarter of 2023.

Operating expenses totaled $74.1 million for the third quarter of 2024, compared to $100.4 million for the third quarter of 2023. Operating expenses for the third quarter of 2024 included $6.9 million of restructuring expenses, $3.6 million related to the amortization of acquired intangible assets, and $1.2 million related to the change in fair value of contingent consideration. Operating expenses for the third quarter of 2024 and the third quarter of 2023 included non-cash share-based compensation of $17.0 million and $18.6 million, respectively.

Net loss for the third quarter of 2024 was $60.7 million, compared to a net loss of $66.9 million for the third quarter of 2023.

Net loss per share for the third quarter of 2024 was $0.22, compared to net loss per share of $0.26 for the third quarter of 2023.

Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at September 30, 2024, totaled $471.1 million, compared to $631.4 million at December 31, 2023.

Non-GAAP third quarter results (see accompanying tables for reconciliations of GAAP and non-GAAP measures):

Non-GAAP gross profit for the third quarter of 2024 was $13.0 million compared with $18.1 million for the third quarter of 2023 and a non-GAAP gross margin of 33% in the third quarter of 2024 compared to 32% for the third quarter of 2023.

Non-GAAP operating expenses totaled $62.4 million for the third quarter of 2024, compared to $90.9 million for the third quarter of 2023.

Non-GAAP net loss for the third quarter of 2024 was $46.0 million, compared to a non-GAAP net loss of $67.9 million for the third quarter of 2023.

Non-GAAP net loss per share for the third quarter of 2024 was $0.17 compared to a non-GAAP net loss per share of $0.27 for the third quarter of 2023.

Updates since PacBio's last earnings release

•	Announced SPRQ chemistry for the Revio sequencing system, increasing throughput by 33% and enabling sub-$500 whole genome sequencing at U.S. list price. This advancement raises Revio’s capacity to 2,500 human genomes per year while reducing DNA input requirements fourfold to 500ng, allowing more samples to be sequenced on the platform. The update also enhances and expands methylation detection capabilities.

•	Unveiled VegaTM, a new long-read benchtop sequencer offering customers the extraordinary data accuracy of HiFi technology and a fast turnaround time, with simplified and integrated consumables delivering up to 60 gigabases per run, all at a U.S. list price of $169,000 per system.

•	Introduced the SMRT Link Cloud software, expected to be available in early 2025, allowing customers to access, store, and analyze their HiFi data without local hardware, making it easier for new and existing customers to ramp up their PacBio sequencing.

•	Collaborated with the Agency for Science, Technology, and Research (A*STAR) and Macrogen to open a state-of-the-art joint laboratory in Singapore, providing the local research community with access to cutting-edge long-read sequencing technology and support for the National Precision Medicine (NPM) program's long-read sequencing needs.

•	Announced the formation of the HiFi Solves Sub-fertility Consortium, which unites leading experts and leverages HiFi sequencing technology alongside DNAstack’s federated data platform to advance the diagnosis and treatment of subfertility and recurrent pregnancy loss.

•	Partnered with the University Hospital of Münster to use long-read whole genome sequencing in advancing research on male infertility and rare diseases.

•	Joined the 10x Genomics Compatible Partner Program, expanding the range of applications Onso can address, particularly in the fast-growing fields of single-cell and spatial biology.

•	Signed a Research Collaboration Agreement with the National Cancer Centre of Singapore to use Onso to profile the genomic landscape of prevalent cancers in Asia.

•	Announced a private convertible note exchange transaction of $459 million principal amount of 1.50% convertible Senior Notes due 2028, meaningfully reducing and extending the duration of our long-term debt while balancing shareholder dilution and impact to our cash, which is anticipated to close on or about November 21, 2024.

"While PacBio continued to operate in a difficult macro environment for capital purchases in the third quarter, we saw several positive signs that lead us to believe that we are on the path to return to growth in 2025 and beyond," said Christian Henry, President and Chief Executive Officer. "We're seeing sequential growth in consumables with growing sequencing data output, continued Revio adoption from new customers, and a record quarter for Onso. Meanwhile, we continue to decrease our cash burn and remain committed to our goal of being cashflow positive exiting 2026. Additionally, we’re strengthening our balance sheet by reducing our total debt while balancing dilution through our recently announced note exchange with SoftBank. With the launch of our SPRQ chemistry and the Vega benchtop system, PacBio is delivering on its strategy to bring a suite of advanced platforms and solutions to the market and expand HiFi's ability to reach more customers than ever before.”

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its third quarter ended September 30, 2024, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q3 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.

About PacBio

PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

Statement regarding use of non-GAAP financial measures

PacBio reports non-GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.

PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of intangible assets, changes in fair value of contingent consideration and restructuring related expenses, and further excludes infrequent and limited charges including impairment charges and gains or losses on the extinguishment of debt. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. The amortization related to these intangible assets will occur in future periods until they are fully amortized.

Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance included in this press release without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to PacBio’s note exchange transaction and its anticipated financial impact and closing timing; cost-saving plans and initiatives as well as the expected financial impact and timing of these plans and initiatives; PacBio’s financial guidance and expectations for future periods; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies; anticipated future customer use of our products; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; and, the impact of new products and technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

ir@pacb.com

Media:

pr@pacb.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023
Revenue:
Product revenue	$35,296	$31,746	$51,562
Service and other revenue	4,671	4,267	4,129
Total revenue	39,967	36,013	55,691
Cost of Revenue:
Cost of product revenue (1)	23,278	23,083	33,551
Cost of service and other revenue (2)	3,484	3,366	4,054
Amortization of acquired intangible assets	3,201	2,628	184
Loss on purchase commitment	—	998	—
Total cost of revenue	29,963	30,075	37,789
Gross profit	10,004	5,938	17,902
Operating Expense:
Research and development (1)	25,516	38,485	47,514
Sales, general and administrative (1)	43,746	45,877	43,431
Goodwill impairment (3)	—	93,200	—
Merger-related expenses (4)	—	—	8,979
Amortization of acquired intangible assets	3,649	4,222	741
Change in fair value of contingent consideration (5)	1,170	—	(271)
Total operating expense	74,081	181,784	100,394
Operating loss	(64,077)	(175,846)	(82,492)
Interest expense	(3,538)	(3,542)	(3,588)
Other income, net	6,890	6,069	8,505
Loss before benefit from income taxes	(60,725)	(173,319)	(77,575)
Benefit from income taxes (6)	—	—	(10,706)
Net loss	$(60,725)	$(173,319)	$(66,869)

Net loss per share:
Basic	$(0.22)	$(0.64)	$(0.26)
Diluted	$(0.22)	$(0.64)	$(0.26)

Weighted average shares outstanding used in calculating net loss per share:
Basic	272,915	272,385	255,001
Diluted	272,915	272,385	255,001
(1)	Balances for the three months ended September 30, 2024 and June 30, 2024 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)	Balance for the three months ended June 30, 2024 includes restructuring costs of $0.6 million. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs.
(3)	Goodwill impairment during the three months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(4)	Merger-related expenses for the three months ended September 30, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(5)	Change in fair value of contingent consideration during the three months ended September 30, 2024 and September 30, 2023 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(6)	A deferred income tax benefit during the three months ended September 30, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue:
Product revenue	$35,296	$51,562	$102,051	$129,871
Service and other revenue	4,671	4,129	12,739	12,293
Total revenue	39,967	55,691	114,790	142,164
Cost of Revenue:
Cost of product revenue (1)	23,278	33,551	68,808	87,147
Cost of service and other revenue (2)	3,484	4,054	10,588	11,258
Amortization of acquired intangible assets	3,201	184	7,172	550
Loss on purchase commitment	—	—	998	—
Total cost of revenue	29,963	37,789	87,566	98,955
Gross profit	10,004	17,902	27,224	43,209
Operating Expense:
Research and development (1)	25,516	47,514	107,456	142,626
Sales, general and administrative (1)	43,746	43,431	133,376	123,822
Goodwill impairment (3)	—	—	93,200	—
Merger-related expenses (4)	—	8,979	—	8,979
Amortization of acquired intangible assets	3,649	741	13,377	741
Change in fair value of contingent consideration (5)	1,170	(271)	1,100	13,960
Total operating expense	74,081	100,394	348,509	290,128
Operating loss	(64,077)	(82,492)	(321,285)	(246,919)
Loss on extinguishment of debt (6)	—	—	—	(2,033)
Interest expense	(3,538)	(3,588)	(10,655)	(10,772)
Other income, net	6,890	8,505	19,718	24,301
Loss before benefit from income taxes	(60,725)	(77,575)	(312,222)	(235,423)
Benefit from income taxes (7)	—	(10,706)	—	(10,706)
Net loss	$(60,725)	$(66,869)	$(312,222)	$(224,717)

Net loss per share:
Basic	$(0.22)	$(0.26)	$(1.15)	$(0.90)
Diluted	$(0.22)	$(0.26)	$(1.15)	$(0.90)

Weighted average shares outstanding used in calculating net loss per share:
Basic	272,915	255,001	271,631	249,082
Diluted	272,915	255,001	271,631	249,082
(1)	Balances for the three and nine months ended September 30, 2024 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)	Balance for the nine months ended September 30, 2024 includes restructuring costs of $0.6 million. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs.
(3)	Goodwill impairment during the nine months ended September 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(4)	Merger-related expenses for the three and nine months ended September 30, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(5)	Change in fair value of contingent consideration during the three and nine months ended September 30, 2024 and September 30, 2023 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(6)	Loss on extinguishment of debt during the nine months ended September 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.
(7)	A deferred income tax benefit during the three and nine months ended September 30, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2024	December 31, 2023
Assets
Cash and investments	$471,147	$631,416
Accounts receivable, net	29,383	36,615
Inventory, net	65,737	56,676
Prepaid and other current assets	17,277	17,040
Property and equipment, net	31,952	36,432
Operating lease right-of-use assets, net	17,344	32,593
Restricted cash	2,222	2,722
Intangible assets, net	436,426	456,984
Goodwill	369,061	462,261
Other long-term assets	9,503	13,274
Total Assets	$1,450,052	$1,746,013

Liabilities and Stockholders' Equity
Accounts payable	$12,064	$15,062
Accrued expenses	19,183	45,708
Deferred revenue	22,747	21,872
Operating lease liabilities	27,608	41,197
Contingent consideration liability	20,650	19,550
Convertible senior notes, net	893,144	892,243
Other liabilities	1,534	9,077
Stockholders' equity	453,122	701,304
Total Liabilities and Stockholders' Equity	$1,450,052	$1,746,013

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
(in thousands, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net loss	$(60,725)	$(173,319)	$(66,869)	$(312,222)	$(224,717)
Change in fair value of contingent consideration (1)	1,170	—	(271)	1,100	13,960
Goodwill impairment (2)	—	93,200	—	93,200	—
Amortization of acquired intangible assets	6,850	6,850	939	20,549	1,395
Merger-related expenses (3)	—	—	8,979	—	8,979
Loss on extinguishment of debt (4)	—	—	—	—	2,033
Income tax benefit (5)	—	—	(10,706)	—	(10,706)
Restructuring (6)	6,701	18,028	—	24,729	—
Non-GAAP net loss	$(46,004)	$(55,241)	$(67,928)	$(172,644)	$(209,056)

GAAP net loss per share	$(0.22)	$(0.64)	$(0.26)	$(1.15)	$(0.90)
Change in fair value of contingent consideration (1)	—	—	—	—	0.06
Goodwill impairment (2)	—	0.34	—	0.34	—
Amortization of acquired intangible assets	0.03	0.03	—	0.08	—
Merger-related expenses (3)	—	—	0.04	—	0.04
Loss on extinguishment of debt (4)	—	—	—	—	0.01
Income tax benefit (5)	—	—	(0.04)	—	(0.04)
Restructuring (6)	0.02	0.07	—	0.09	—
Other adjustments and rounding differences	—	—	(0.01)	—	(0.01)
Non-GAAP net loss per share	$(0.17)	$(0.20)	$(0.27)	$(0.64)	$(0.84)

GAAP gross profit	$10,004	$5,938	$17,902	$27,224	$43,209
Amortization of acquired intangible assets	3,201	2,628	184	7,172	550
Restructuring (6)	(207)	4,650	—	4,443	—
Non-GAAP gross profit	$12,998	$13,216	$18,086	$38,839	$43,759

GAAP gross profit %	25%	16%	32%	24%	30%

Non-GAAP gross profit %	33%	37%	32%	34%	31%

GAAP total operating expense	$74,081	$181,784	$100,394	$348,509	$290,128
Change in fair value of contingent consideration (1)	(1,170)	—	271	(1,100)	(13,960)
Goodwill impairment (2)	—	(93,200)	—	(93,200)	—
Amortization of acquired intangible assets	(3,649)	(4,222)	(755)	(13,377)	(845)
Merger-related expenses (3)	—	—	(8,979)	—	(8,979)
Restructuring (6)	(6,908)	(13,378)	—	(20,286)	—
Non-GAAP total operating expense	$62,354	$70,984	$90,931	$220,546	$266,344
(1)	Change in fair value of contingent consideration was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)	Goodwill impairment during the three months ended June 30, 2024 and nine months ended September 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)	Merger-related expenses for the three and nine months ended September 30, 2023 consists of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(4)	Loss on extinguishment of debt during the nine months ended September 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.
(5)	A deferred income tax benefit during the three and nine months ended September 30, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.
(6)	Restructuring costs consist primarily of employee separation costs, accelerated amortization and depreciation for right-of-use assets, leasehold improvements, and furniture and fixtures relating to the abandonment of the San Diego office, including charges for excess inventory due to a decrease in internal demand relating to the expense reduction initiatives.